EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of U.S. Premium Beef, LLC (the Company) on Form 10-Q for the period ended May 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Danielle Imel, Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Danielle Imel
Danielle Imel Treasurer (Principal Financial and Accounting Officer)

Date: July 11, 2005